Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 29, 2024, by and among Skye Bioscience, Inc., a Nevada corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
RECITALS
A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D promulgated by the SEC (as defined below);
B.Each Investor, severally and not jointly, wishes to purchase from the Company, and the Company wishes to sell and issue, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and/or pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) in the form of Exhibit B attached hereto; and
C.Contemporaneously with the sale of the Shares and the Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”) under the 1933 Act and applicable state securities laws.
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, with respect to any Investor that is an investment fund or other investment vehicle, such Investor shall be deemed not to be an Affiliate of (i) any portfolio company of such Investor or its Affiliates or (ii) any limited partner of any such Investor or its Affiliates.
“Articles of Incorporation” has the meaning set forth in Section 4.3.
“BBA” means 667, L.P. and Baker Brothers Life Sciences, L.P., collectively.
“BBA Side Letter” means the letter agreement intended to be entered into between the Company and BBA in the form of Exhibit D attached hereto.
“Board” means the board of directors of the Company.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.
“Closing Securities” means the Shares and the Pre-Funded Warrants sold at Closing.
“Common Stock” has the meaning set forth in the recitals to this Agreement.
“Company’s Knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.
“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Disqualification Event” has the meaning set forth in Section 4.23.
“EDGAR system” has the meaning set forth in Section 4.9.
“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.
“Environmental Laws” has the meaning set forth in Section 4.15.
“GAAP” has the meaning set forth in Section 4.17.
“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization.
“IT Systems and Data” has the meaning set forth in Section 4.33.
“Lock-Up Agreements” means the Lock-Up Agreements, each substantially in the form of Exhibit E attached hereto, among the Placement Agents and the directors and officers of the Company.
“Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to have a material adverse effect on (i) the assets (including intangible assets), liabilities (actual or contingent), results of operations, financial condition or business of the Company and its subsidiaries taken as a whole as currently conducted or as currently proposed to be conducted, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, including preventing or materially delaying or materially impairing such performance, except that for purposes of Section 6.1(g) of this Agreement, in no event shall general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its subsidiaries taken as a whole disproportionately as compared to the Company’s competitors) constitute a “Material Adverse Effect.”

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“Person” means an individual, Entity or Governmental Body.
“Placement Agents” means Piper Sandler & Co. and Oppenheimer & Co. Inc.
“Pre-Funded Warrants” has the meaning set forth in the recitals to this Agreement.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.
“Public Disclosure” has the meaning set forth in Section 9.7.
“Qualified Investor” means any Investor that, together with its Affiliates, continues to own at least 80% of the Closing Securities originally purchased by it (which in the case of the Pre-Funded Warrants shall be calculated by reference to the number of Warrant Shares originally issuable upon exercise thereof without regard to any exercise limitations in the Transaction Documents and shall include any Warrant Shares issued upon exercise thereof that continue to be beneficially owned by such Investor or its Affiliates), as adjusted for stock splits, recapitalizations and other similar events.
“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Required Consent” has the meaning set forth in Section 7.9.
“Regulatory Authorities” has the meaning set forth in Section 4.30(i).
“Restricted Transaction” has the meaning set forth in Section 7.9.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” has the meaning set forth in Section 4.8.
“Securities” has the meaning set forth in the recitals to this Agreement.
“Shares” has the meaning set forth in the recitals to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Trading Market” means whichever of the OTC Bulletin Board, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.
“Transfer Agent” has the meaning set forth in Section 7.1.
“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated thereunder and hereunder.

“Warrant Shares” has the meaning set forth in the recitals to this Agreement.
“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
2.Purchase and Sale of the Closing Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Investor will purchase, severally and not jointly, the number of Shares and/or the Pre-Funded Warrants to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Shares” and “Number of Warrant Shares underlying Pre-Funded Warrants”, respectively, on Exhibit A attached hereto. The Pre-Funded Warrants shall have an exercise price equal to $0.001 per Warrant Share.
3.Closing.
3.1Upon the satisfaction or waiver of the conditions set forth in Section 6, the closing of the purchase and sale of the Closing Securities (the “Closing”) shall occur remotely via exchange of executed documents and funds as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions) (the “Closing Date”).
3.2On or before the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Closing Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Securities” on Exhibit A attached hereto.
3.3At the Closing, the Company shall deliver or cause to be delivered to each Investor a number of Shares and Pre-Funded Warrants, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares and a Pre-Funded Warrant to purchase up to the number of Warrant Shares set forth opposite the name of such Investor under the headings “Number of Shares” and “Number of Warrant Shares underlying Pre-Funded Warrants”, respectively, on Exhibit A attached hereto, against payment of the purchase price therefor. The Shares shall be delivered via a book-entry record through the Transfer Agent and, as soon as practicable thereafter, the Company shall provide a copy of the records of the Transfer Agent showing the Investor as the owner of the Shares on and as of the Closing Date.
4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agents as of the date hereof and as of the Closing Date that, except as described in the SEC Filings (excluding (i) any exhibits to the SEC Filings and (ii) any risk factor disclosures and any disclosure of risks included in any “forward-looking statements” disclaimer contained in the SEC Filings), each of which qualify these representations and warranties in their entirety:
4.1Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business and is in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.
4.2Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
4.3Capitalization.
(a)The Company is authorized under its articles of incorporation (the “Articles of Incorporation”) to issue 100,000,000 shares of Common Stock and 200,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. Since the date indicated in such SEC Filing, there has not been any change in the Company’s capital stock, other than as a result of the exercise of stock options or the award of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans described in the SEC Filings. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options, restricted stock and restricted stock units approved pursuant to Company equity plans described in the SEC Filings, warrants described in the SEC Filings, the secured convertible promissory note issued to MFDI, LLC described in the SEC Filings, and other agreements described in the SEC Filings, or as otherwise set forth in this Agreement, as of the date hereof there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. No Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person that have not otherwise been satisfied in full or waived.

(b)The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and, will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
(c)The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
4.4Valid Issuance. The Shares and Pre-Funded Warrants are duly authorized and, when issued, delivered and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, rights of refusal of any kind and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants in accordance with their respective terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances, rights of refusal of any kind and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Investors in Section 5 hereof, the Securities will be issued in compliance with all applicable federal and state securities laws. No further approval or authorization of any stockholder, the Board or others is required for the issuance and sale of the Securities.
4.5Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, Governmental Body, agency, or official, including, without limitation, any consent, action by, or approval of shareholders of the Company, other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of the OTCQB Market and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
4.6Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used by the Company for non-clinical and clinical development, business development activities, repayment of debt, working capital and general corporate purposes.
4.7No Material Adverse Change. Since September 30, 2023, there has not been:

(a)any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(b)any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(c)any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;
(d)any waiver, not in the ordinary course of business, by the Company or any of its subsidiaries of a material right or of a material debt owed to it;
(e)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted);
(f)any change or amendment to the Company’s Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject;
(g)any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company or any of its subsidiaries;
(h)any material transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business;
(i)the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any of its subsidiaries; or
(j)any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.8SEC Filings. Except as disclosed in Schedule 4.8, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
4.9No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof will not, except (solely in the case of clause (i)(b) and clause (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Articles of Incorporation or the

Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or, except as disclosed in the SEC Filings, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.15.
4.10Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them, except where failure to so file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There are no material unpaid assessments against the Company or any of its subsidiaries, except for any such assessment that is currently being contested in good faith or as would not reasonably be expected to have Material Adverse Effect nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company or any of its subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of subsidiaries or any of its of their respective assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company or any of its subsidiaries and any other corporation or entity (other than among the Company and any subsidiary of the Company).
4.11Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.12Certificates, Authorities and Permits. The Company and its subsidiaries possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
4.13Labor Matters.
(a)Neither the Company nor any of its subsidiaries is party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, neither the Company nor any of its subsidiaries has violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent.
4.14Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property that are described in the SEC Filings (collectively, the “Intellectual Property”); and to the Company’s Knowledge, no additional third party intellectual property rights are necessary for the conduct of the business of the Company and its subsidiaries in all material respects as now conducted or as proposed in the SEC Filings to be conducted; and (a) except as described in the SEC filings, there are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s Knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts, which could form a reasonable basis for any such action, suit, proceeding or claim; (d) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company or its subsidiaries, including interferences, oppositions, reexaminations or government proceedings; (f) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate, or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (g) to the Company’s Knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the SEC Filings as being owned by or licensed to the Company or its subsidiaries; (h) to the Company’s Knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect; and (i) each key employee of the Company or any of its subsidiaries and each employee of the Company or any of its subsidiaries involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company or the applicable subsidiary of the company, and to the Company’s Knowledge, no such employee is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.
4.15Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the Company’s Knowledge, threatened to which the Company or its subsidiaries are, or may reasonably be expected to become, a party or to which any property of the Company or its subsidiaries are, or may reasonably be expected to become, the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries currently intends to initiate.
4.17Financial Statements. The financial statements included in each SEC Filing comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings or as otherwise disclosed in the SEC Filings filed prior to the date hereof, the Company and its subsidiaries have not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Filings fairly present the information called for in all material respects and have been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
4.18Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
4.19Brokers and Finders. Other than the Placement Agents’ fees, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its subsidiaries. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.19 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.20No Directed Selling Efforts or General Solicitation. Neither the Company nor its subsidiaries nor any Person acting on its or their behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Securities.

4.21No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5, neither the Company nor its subsidiaries nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the 1933 Act and Rule 506 under the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.
4.22Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Closing Securities to the Investors is exempt from the registration requirements of the 1933 Act pursuant to Section (4)(a)(2) of the 1933 Act and Rule 506 under the 1933 Act.
4.23No Disqualification Events. With respect to the Shares and Pre-Funded Warrants to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.
4.24Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company or its subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
4.25Transactions with Affiliates. None of the executive officers or directors of the Company or any of its subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
4.26Internal Controls.
(a)The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
4.27Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Public Disclosure (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
4.28Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company, its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
4.29Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.30Tests and Preclinical and Clinical Trials. The preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and its subsidiaries and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”); (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived therefrom; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s Knowledge, there are no reasonable grounds for the same.
4.31Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.
4.32Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and its and their respective officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and their participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
4.33Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (ii) there has been no security breach or other compromise of or relating to such IT Systems and Data and neither the Company nor any of its subsidiaries has been notified of, or has knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to such IT Systems and Data; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.
4.34No Additional Agreements. The Company has not entered into any other agreement or understanding (including, without limitation, side letters) with any Investor to purchase the Closing Securities or on terms more favorable to such Investor than as set forth herein.
4.35Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.36Compliance. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or subsidiary of the Company under), nor has the Company or any subsidiary of the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) in violation of any judgment, decree or order of any court, arbitrator or Governmental Body, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
4.37Placement Agents. The Company hereby acknowledges and agrees that (i) each Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) each Placement Agent has not made nor will make any representation or warranty, whether express or implied, of any kind or character and each Placement Agent has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) each Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Company.
4.38Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.38. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each such subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all of the issued and outstanding shares of capital stock of each such subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
5.Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and the Placement Agents that:
5.1Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.
5.2Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.
5.3Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933

Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate and without reliance on the Placement Agents, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges and agrees that the Placement Agents shall have no liability or obligation on or with respect to the accuracy or completeness, as of any date, of any information set forth in, or any omission from, any valuation or other materials that may have been provided or made available to such Investor in connection with the transactions contemplated hereby.
5.6Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.7Legends. It is understood that, except as provided below, certificates or book-entry positions evidencing the Shares and Warrant Shares may bear the following or any similar legend(s):
(a)“THE OFFER AND SALE OF THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN

OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
(b)If required by the authorities of any state in connection with the issuance or sale of the Shares and Warrant Shares, the legend required by such state authority.
5.8Investor Status. At the time such Investor was offered the Closing Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” within the meaning of Rule 501(a) of the 1933 Act or (ii) a “qualified institutional buyer” as defined Rule 144A(a) under the 1933 Act. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review, analysis and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities. Furthermore, each such Investor is an “Institutional Account” as defined in FINRA Rule 4512(c).
5.9No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.
5.10Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
5.11Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first contacted the Company, the Placement Agents or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.12Placement Agents. Such Investor hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Securities and that (i) each Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter, initial purchaser, dealer or in any such other capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) it is not relying upon, and has not relied upon, any statement, representation or warranty made by either Placement Agent, any of their respective affiliates or any of their control persons, officers, directors and employees, in making its investment or decision to invest in the Company, (iii) each Placement Agent has not made nor will make any representation or warranty, whether express or implied, of any kind or character and each Placement Agent has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (iv) each Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Company, and (v) no Placement Agent will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with any Investor’s purchase of the Securities or the execution, delivery and performance of the Transaction Documents.
5.13No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.
5.14Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto.
5.15No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.Conditions to Closing.
6.1Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Closing Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(c)The Company shall have executed and delivered the Registration Rights Agreement.
(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Body, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
(e)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Accounting Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (g), and (h) of this Section 6.1.
(f)The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by the Transaction Documents, the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(g)There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(h)No stop order or suspension of trading shall have been imposed by the OTC Bulletin Board, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(i)This Agreement shall not have been terminated as to such Investor in accordance with Section 6.3 herein.
(j)The Company shall have delivered a legal opinion of Morrison & Foerster LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investors, which the Investors and the Placement Agents shall be entitled to rely upon.
(k)The duly executed Lock-Up Agreements shall have been delivered to the Placement Agents.
(l)The Company shall have executed and delivered the Pre-Funded Warrant purchased by such Investor, registered in each such Investor’s name.
(m)In the case of BBA, the Company shall have executed and delivered the BBA Side Letter.
6.2Conditions to Obligations of the Company. The Company’s obligation to sell and issue Closing Securities at the Closing to each Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(b)Such Investor shall have executed and delivered the Registration Rights Agreement.
(c)Such Investor purchasing Closing Securities at the Closing shall have paid in full its purchase price to the Company.
(d)This Agreement shall not have been terminated as to such Investor in accordance with Section 6.3 herein.
(e)In the case of BBA, BBA shall have executed and delivered the BBA Side Letter.
6.3Termination of Obligations to Effect Closing; Effects.
(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Shares and Warrant Shares underlying the Pre-Funded Warrants to be issued and sold pursuant to this Agreement;

(ii)By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to February 2, 2024; provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
(b)In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
7.Covenants and Agreements of the Parties
7.1Removal of Legends. Subject to receipt from the Investor by the Company and the transfer agent for the Common Stock (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares and the Warrant Shares (i) have been sold or transferred pursuant to an effective registration statement under the 1933 Act, (ii) have been sold pursuant to Rule 144 or any other exemption under the 1933 Act, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.1 and within the standard settlement period for the Principal Trading Market that is then in effect, after any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 7.1 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company’s (“DTC”) system as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and any DTC fees associated with such issuance.
7.2Transfer Restrictions. Each Investor agrees that it will sell, transfer or otherwise dispose of the Securities only in compliance with all applicable state and federal securities laws and that any Securities sold by such Investor pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.
7.3Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or require registration of the Securities under the 1933 Act.
7.4Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby.
7.5Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that it will not, nor will it cause any Affiliates acting on its behalf or pursuant to any understanding with it to, execute any Short Sales during the period from the date hereof until the earlier of (i) the Closing Date or (ii) such time as this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
7.6Filings. The Company shall make all filings with the SEC and its Trading Market as required by the transactions contemplated hereby.
7.7Clear Market. For a period of 30 days after the Closing Date, the Company will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or submit to, or file with, the SEC a registration statement under the 1933 Act, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) any shares of Common Stock, restricted stock, restricted stock units and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee equity plans, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof; (B) any shares of Common Stock of the Company issued upon the exercise of convertible securities of the Company outstanding on the date hereof; and (C) the filing of a registration statement by the Company, pursuant to the Registration Rights Agreement.
7.8Uplisting. The Company agrees to use reasonable best efforts to meet the listing requirements of the Nasdaq Capital Market and, if such listing requirements are met, to list the Common Stock on the Nasdaq Capital Market. The Company provides no assurance that it will be able to attain or maintain any such listing.
7.9Intellectual Property Transactions. For so long as the Investors continue to beneficially own in the aggregate at least 40% of the Closing Securities originally purchased pursuant to this Agreement (which in the case of the Pre-Funded Warrants shall be calculated by reference to the number of Warrant Shares originally issuable upon exercise thereof without regard to any exercise limitations in the Transaction Documents and shall include any Warrant Shares issued upon exercise thereof that continue to be beneficially owned by an Investor or its Affiliates) (as adjusted for stock splits, recapitalizations and other similar events), the Company shall not transfer, license (other than in the ordinary course of business), encumber, or sell a royalty interest in any Intellectual Property relating to nimacimab (each, a “Restricted Transaction”) unless the Company shall have received written consent to enter into such Restricted Transaction from Qualified Investors that, together with their respective Affiliates, beneficially own at least a majority of the then-outstanding Closing Securities beneficially owned by the Qualified Investors and their respective Affiliates (which in the case of the Pre-Funded Warrants shall be calculated by reference to the number of Warrant Shares issuable upon exercise thereof without regard to any exercise limitations in the Transaction Documents and shall include any Warrant Shares issued upon exercise thereof that continue to be beneficially owned by an Investor or its Affiliates) (a “Required Consent”); provided that if the Company has obtained a Required Consent with respect to a proposed Restricted Transaction, and the Company does not enter into a definitive agreement with respect to such proposed Restricted Transaction within 90 days following the date of such Required Consent, the Company may not enter into any such Restricted Transaction unless it shall have obtained a subsequent Required Consent pursuant to this Section 7.9.
8.Survival and Indemnification.
8.1Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.
8.2Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.
8.3Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
9.Miscellaneous.
9.1Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.3Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.4Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given on the date of transmission (provided that notice shall not be considered given or effective if the sender receives an automatic system-generated response that such e-mail was undeliverable), (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
Telephone: [___]
Attention: Punit Dhillon
Email: [___]
With a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Telephone: [___]
Attention: Steve Rowles
Email: [___]
If to the Investors:
Only to the addresses set forth on the signature pages hereto.
9.5Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated, except that the Company has agreed to reimburse the Investors in an aggregate amount of up to $100,000 for the Investors’ reasonable and documented legal fees at the time of Closing. The Company shall pay all Placement Agent fees relating to or arising out of the transactions contemplated by this Agreement.
9.6Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Securities issued pursuant to this Agreement. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.
9.7Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company and the Placement Agents, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company and the Placement Agents reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release or file a Form 8-K with the SEC disclosing all material terms of the transactions contemplated by this Agreement, the other Transaction Documents and any material non-public information that the Company may have provided any Investor at any time prior to the issuance of such press release or Form 8-K (the “Public Disclosure”). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the OTCQB Market.
9.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
9.9Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided, however, that with respect to any conflict between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall govern as it relates to the registration of the resale of the Securities.
9.10Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
9.11Third-Party Beneficiaries. The Placement Agents shall be the express third-party beneficiary of the representations and warranties of the Company in Section 3 and the representations and warranties of the Investors in Section 4. This Agreement is intended for the benefit of the parties hereto, the Placement Agents, the parties named in Section 8.2, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 9.11 or Section 8.2.
9.12Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
9.13Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Closing Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.
9.14Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of the Placement Agents, their respective affiliates and their respective representatives, that, in connection with the Transaction Documents and the transactions contemplated thereby:
(a)    Neither of the Placement Agents nor any of their respective affiliates or any of their respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.
(b)    Each of the Placement Agents, their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate,

instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

    COMPANY:
    SKYE BIOSCIENCE, INC.

    By:    /s/Punit Dhillon
    Name:    Punit Dhillon
    Title:    Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

    INVESTOR:
    [_________]

    By:
    Name:
    Title:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A
Schedule of Investors

EXHIBIT B
Form of Pre-Funded Warrant

EXHIBIT C
Form of Registration Rights Agreement

EXHIBIT D
Form of BBA Side Letter

EXHIBIT E
Form of Lock-Up Agreement